UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
April 29, 2015

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders

At the City Holding Company (the Corporation) Annual Meeting of Shareholders held on April 29, 2015 in Charleston, WV, the shareholders approved the matters described in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2015. The Corporation’s Board of Directors fixed the close of business on March 13, 2015, as the record date for the determination of shareholders entitled to notice and vote at the Annual Meeting. As of March 13, 2015, there were 15,212,324 issued and outstanding shares of Common Stock (exclusive of 3,300,958 shares held as treasury stock which were not voted). A total of 12,519,038 shares of common stock were voted at the annual meeting, either in person or by proxy. There were a total of 1,800,076 broker non-votes.

Following below is a summary of the voting results for each matter presented to the shareholders:

1.	The election of four Class I Directors each for a three-year term expiring in 2018:

	Class	For	Withheld	Broker Non-Vote

John R. Elliot	I	10,684,339	34,623	1,800,076
David W. Hambrick	I	10,681,532	37,430	1,800,076
J. Thomas Jones	I	10,678,766	40,196	1,800,076
James L. Rossi	I	10,671,914	47,048	1,800,076

2.	The ratification of Ernst & Young, LLP as the Corporation’s independent registered public accounting firm for 2015:

For	Against	Abstain	Broker Non-Vote

12,439,921	59,775	19,342	0

3.	The approval of a non-binding advisory proposal on the compensation of the Named Executive Officers:

For	Against	Abstain	Broker Non-Vote

10,302,719	284,389	131,854	1,800,076

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: April 30, 2015	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer

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